As filed with the Securities and Exchange Commission on October 26, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2005

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

(888) 279-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Cancellation Agreement

In connection with the execution of the merger agreement between FleetBoston Financial Corporation (“FleetBoston”) and Bank of America Corporation (the “Registrant”), the Registrant entered into a three-year employment agreement with Brian T. Moynihan. This employment agreement became effective upon completion of the merger on April 1, 2004 and was to continue in effect until April 1, 2007. However, at the request of Mr. Moynihan, on October 26, 2005 Mr. Moynihan entered into a Cancellation Agreement (the “Cancellation Agreement”) with the Registrant pursuant to which the employment agreement was canceled effective October 26, 2005. In accordance with the Cancellation Agreement, Mr. Moynihan has no further rights to any severance or other benefits under the employment agreement, except that he continues to have the right to receive a tax gross-up payment under certain circumstances if an excise tax is imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of the FleetBoston merger. Under the employment agreement, the Registrant established a deferred compensation account for Mr. Moynihan and granted Mr. Moynihan certain restricted stock units (as described in the footnotes to the Summary Compensation Table of Registrant’s proxy statement for the 2005 Annual Meeting of Stockholders), which amounts represented the cash severance that would have been payable under Mr. Moynihan’s prior change in control agreement with FleetBoston determined as of April 1, 2004. In connection with the cancellation of the employment agreement, these vested amounts will be paid out as soon as administratively practicable after the cancellation.

A copy of the Cancellation Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Agreement Regarding Participation in the FleetBoston Supplemental Executive Retirement Plan

Mr. Moynihan participates in the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (the “Fleet SERP”). Consistent with Bank of America’s pay-for-performance philosophy and at Mr. Moynihan’s request, on October 26, 2005 Mr. Moynihan entered into an Agreement Regarding Participation in the FleetBoston Supplemental Executive Retirement Plan (the “SERP Agreement”) with the Registrant pursuant to which his participation in the Fleet SERP will be frozen effective December 31, 2005. In accordance with the SERP Agreement, no further benefits will accrue for Mr. Moynihan under the Fleet SERP for compensation or service after December 31, 2005. Prior to being frozen, the Fleet SERP provided a target retirement benefit for Mr. Moynihan expressed as a percentage of final average compensation, offset by benefits from the FleetBoston tax-qualified pension plan and pension restoration plan. Under the terms of the SERP Agreement, Mr. Moynihan will be eligible to receive the portion of his Fleet SERP benefit accrued through December 31, 2005 following his retirement in the form of a joint and 75% survivor annuity. The annual amount of the frozen Fleet SERP benefit as of December 31, 2005, expressed as a joint and 75% survivor annuity commencing at age 60, equals $613,708. Additionally, under the terms of the SERP Agreement, Mr. Moynihan may elect actuarially equivalent lump sum, installment and life annuity payment options.

A copy of the SERP Agreement is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in “Item 1.01—Cancellation Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Cancellation Agreement dated October 26, 2005 between Bank of America Corporation and Brian T. Moynihan

10.2	Agreement Regarding Participation in the FleetBoston Supplemental Executive Retirement Plan dated October 26, 2005 between Bank of America Corporation and Brian T. Moynihan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ellen Perrin
Ellen Perrin Assistant General Counsel

Dated: October 26, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Cancellation Agreement dated October 26, 2005 between Bank of America Corporation and Brian T. Moynihan

10.2	Agreement Regarding Participation in the FleetBoston Supplemental Executive Retirement Plan dated October 26, 2005 between Bank of America Corporation and Brian T. Moynihan

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